Exhibit 99.1

Faraday Future Invites Investors to Participate in “FF Delivery Co-Creation Day” Series Starting this September

Los Angeles, CA (August 31, 2023) -- Faraday Future Intelligent Electric Inc. (NASDAQ: FFIE) (“Faraday Future”, “FF” or “Company”), a California-based global shared intelligent electric mobility ecosystem company, today announced that it would like to invite retail and institutional investors to come experience the excitement of the "Ultimate AI TechLuxury" FF 91 2.0 Futurist Alliance delivery. This is an opportunity to participate in FF’s Co-Creation sessions with users and FF Developer Co-creation Officers. Stockholders will also be given the opportunity to visit FF headquarters in Los Angeles and speak with FF management in person.

The Delivery Co-Creation program is a series of unique customized delivery events for each of the Developer Co-Creation Officers starting in September. In addition to celebrating the deliveries through these unique events, Co-Creation will revolve around topics such as how to build an “Ultimate AI TechLuxury” EV brand. These events are designed to highlight the key features and functions of FF 91 2.0 Futurist Alliance, luxury lifestyles and the transformation of the EV and mobility business. The content and training will reflect the core technical foundation of the “6x4 aiHyper Technology 2.0 Architecture” that includes six technical platforms and four user facing technical systems of the “Magic All-In-One”, “Hyper Multi-Vectoring”, “FF aiDriving”, and the “3rd aiSpace.” Most importantly, the “FF Delivery Co-Creation Day” will focus on how to create and add value impact for spire users and FF Co-Creation Officers.

The Company believes this unique “Delivery Co-Creation Day” program will contribute significantly to positioning the FF brand in a manner that enhances its “Ultimate AI TechLuxury” brand. This series of “Delivery Co-Creation Day” events marks the Company's formal entry into the regular operation phase for sales, delivery, service, and user operations. Importantly, the Company believes it is now positioned to pursue additional funding opportunities to enable the ramp of its production capacity to support the delivery of more vehicles.

Event dates:

FF “Delivery Co-Creation Day” series will start in September. The Company intends to hold additional events through the remainder of 2023.

Registration:

Registration is now open. Please click the link to register. http://app-us.ff.com/ff-v3/forms/10ABCC?lang=en-US

Space is limited.

Users can preorder an FF 91 vehicle via the FF Intelligent App or through our website (English):  https://www.ff.com/us/preorder/

or (Chinese):  https://www.ff.com/cn/preorder/

Download the new FF Intelligent App: http://appdownload.ff.com

ABOUT FARADAY FUTURE

FF is the pioneer of the Ultimate Intelligent TechLuxury ultra spire market in the intelligent EV era, and a disruptor of the traditional ultra-luxury car industry. FF is not just an EV company, but also a software-driven company of intelligent internet AI product.

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FORWARD LOOKING STATEMENTS

This press release includes “forward looking statements” within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995. When used in this press release the words “estimates,” “projected,” “expects,” “anticipates,” “forecasts,” “plans,” “intends,” “believes,” “seeks,” “may,” “will,” “should,” “future,” “propose” and variations of these words or similar expressions (or the negative versions of such words or expressions) are intended to identify forward-looking statements. These forward-looking statements, which include statements regarding the Company’s expectations regarding the “Co-Creation Delivery Day” program, involve a number of known and unknown risks, uncertainties, assumptions and other important factors, many of which are outside the Company’s control, that could cause actual results or outcomes to differ materially from those discussed in the forward-looking statements. Important factors, among others, that may affect actual results or outcomes include, among others: the Company’s ability to continue as a going concern and improve its liquidity and financial position; the Company’s ability to execute on its plans to develop and market its vehicles and the timing of these development programs; the Company’s estimates of the size of the markets for its vehicles and cost to bring those vehicles to market; the rate and degree of market acceptance of the Company’s vehicles; the success of other competing manufacturers; the performance and security of the Company’s vehicles; potential litigation involving the Company; the Company’s ability to satisfy the conditions precedent and close on the various financings described elsewhere by the Company; the result of future financing efforts, the failure of any of which could result in the Company seeking protection under the Bankruptcy Code; general economic and market conditions impacting demand for the Company’s products; potential cost, headcount and salary reduction actions may not be sufficient or may not achieve their expected results; and the ability of the Company to attract and retain employees, any adverse developments in existing legal proceedings or the initiation of new legal proceedings, and volatility of the Company’s stock price. You should carefully consider the foregoing factors and the other risks and uncertainties described in the “Risk Factors” section of the Company’s Form 10-K/A filed with the Securities and Exchange Commission (“SEC”) on August 21, 2023, and other documents filed by the Company from time to time with the SEC. These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and the Company does not undertake any obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Investors (English): ir@faradayfuture.com

Investors (Chinese): cn-ir@faradayfuture.com

Media: john.schilling@ff.com